Exhibit 99.1

RH REPORTS FOURTH QUARTER AND FISCAL YEAR 2023 RESULTS

CORTE MADERA, Calif.--(BUSINESS WIRE)—March 27, 2024--RH (NYSE: RH) has released its financial results for the fourth quarter and fiscal year 2023 ended February 3, 2024, in a shareholder letter from Chairman and Chief Executive Officer Gary Friedman, available on the Investor Relations section of its website at ir.rh.com.

As previously announced, RH leadership will host a live conference call and audio webcast at 2:00 pm Pacific Time (5:00 pm Eastern Time) today. The live conference call may be accessed by dialing 800.715.9871 or 646.307.1963 for international callers (passcode: RH call). The call and replay can also be accessed via audio webcast at ir.rh.com.

ABOUT RH

RH (NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, sourcebooks, and online at RH.com, RHContemporary, RHModern.com, RHBabyandChild.com, RHTEEN.com and Waterworks.com.

CONTACTS

PRESS CONTACT

truthgroup@RH.com

INVESTOR RELATIONS CONTACT

Allison Malkin, 203.682.8225, allison.malkin@icrinc.com